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                                                                       EXHIBIT 5

                                            August 20, 1996



Arbor Software, Inc.
1325 Chesapeake Terrace
Sunnyvale, California  94089

         Re: Arbor Software, Inc. Registration Statement for Offering of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock under the Company's 1995 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,




                                            Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP